                                                                    Exhibit 99.1

               AMCOMP REPORTS THIRD QUARTER 2006 FINANCIAL RESULTS

NORTH PALM BEACH,  FL,  NOVEMBER 9, 2006 - AmCOMP  Incorporated  (Nasdaq:  AMCP)
today  announced  results for the third quarter and nine months ended  September
30, 2006.

Fred R. Lowe,  AmCOMP's Chairman,  President and Chief Executive Officer,  said:
"We are pleased to report another solid quarter with an increase of $2.7 million in third  quarter net income as compared to the same quarter in 2005, as well as increases of $2.4 million in net premiums  earned and $1.9 million in investment income.

"For the nine month year-over-year periods ended September 30, our growth in net revenues of 8.5%,  coupled with a decrease in our expense ratio,  contributed to greater profitability as reflected in our 26.2% increase in net income, which we
delivered   despite  a  slight  increase  in  our  loss  and  dividend   ratios.
Year-over-year  growth in gross written premiums was satisfactory,  particularly in light of the 2006 13.5% rate decrease in Florida,  a state which accounts for approximately 40% of our business.  Our ROE for the first nine months of 2006 of
19.7%  continues to exceed our target.  While the price  competitiveness  in our market has  sharpened,  we  believe  we  continue  to be well  positioned  as an industry leading provider of value-added  services in the workers'  compensation industry," Mr. Lowe concluded.

For the third quarter of 2006, net income was $4.3 million, or $0.28 per diluted share,  compared to net income of $1.6 million,  or $0.17 per diluted share, for the third quarter of 2005.  Weighted  average  diluted shares  outstanding  were
15,579,000 as of September  30, 2006,  compared to 9,563,000 as of September 30,
2005. Total revenue increased 6.0% to $72.6 million in the third quarter of 2006 versus $68.5 million in the prior year's third quarter.  Direct premiums written decreased  1.1% to $63.4 million for the three months ended  September 30, 2006, from $64.0  million in the  comparable  period in 2005.  Net  investment  income increased  by $1.9  million,  or 73.7%,  for the same three month period in 2006 over the comparable quarter in 2005.

The net combined ratio,  including  policyholder dividends for the quarter ended
September  30,  2006,  was 94.7%  compared to 99.9% for the same period in 2005.
Loss and loss  adjustment  expenses  for the third  quarter  of 2006 were  $41.2 million  versus  $38.7  million in the same period in 2005.  Policy  acquisition expenses  were $11.1  million in the third  quarter  of 2006  compared  to $16.3 million  in the same  quarter  of 2005.  The $5.2  million  decrease  in  policy acquisition  expenses  was  primarily  related to the rate  changes in the South
Carolina SDTF (Second Disability Trust Fund) assessment.  Underwriting and other expenses  for the  third  quarter  of 2006 were $9.4  million  compared  to $8.3 million in the prior year's same quarter.

Net income for the nine months ended  September 30, 2006, was $15.3 million,  or
$1.04 per diluted share, a 26.2%  increase  compared to $12.1 million,  or $1.27 per diluted share,  in the first nine months of 2005.  Weighted  average diluted shares  outstanding  were  14,692,000  as of  September  30,  2006,  compared to
9,563,000  as of  September  30,  2005.  Nine  month  revenue in 2006 was $215.2 million;  an 8.5%  increase  from  revenue of $198.3  million for the first nine months of 2005.  For the first  nine  months of 2006,  direct  premiums  written increased 2.4% to $213.4 million from $208.4 million in the comparable period in
2005.  Florida,  the largest  market,  was  relatively  flat in direct  premiums written  for the first nine  months of 2006  compared to the same period in 2005 despite  a 13.5%  premium  decrease;  Texas  increased  $4.0  million  in direct premiums  written for the nine month  comparable  periods;  Wisconsin had a $3.6 million  increase;  while  Illinois and North  Carolina  each  increased  direct

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premiums  written  $2.3  million  in the  same  nine  month  periods.  Partially offsetting decreases in direct premiums written were $5.7 million in Indiana and
$2.4 million in Tennessee.

The net combined  ratio  including  policyholder  dividends  for the nine months ended  September 30, 2006,  was 93.3%,  compared to 92.7% for the same period in
2005. Loss and loss  adjustment  expenses for the first nine months of 2006 were
$119.2  million,  versus  $108.5  million  in the same  period  in  2005.  Total underwriting  and other  expenses  for the first nine  months of 2006 were $27.2 million,  compared to $23.1 million in the prior year period. Policy acquisition expenses  were $34.5  million  for the nine months  ended  September  30,  2006, compared to $38.6 million in the first nine months of 2005.

Our annualized  return on equity for the nine months ended September 30, 2006 is
19.7%

After consultation with its independent auditors,  AmCOMP is considering whether it may be  necessary  to restate  the  balance  sheets and cash flow  statements included in prior period AmCOMP public filings.  Such restatement,  if required, would not affect any prior period income  statements or statements of changes in stockholders'  equity.  The  restatement  under  consideration  relates  to  the treatment of checks issued by AmCOMP and not yet presented for payment and would involve their  reclassification from a reduction in cash and cash equivalents to a separate liability account.  Pending AmCOMP's conclusion,  the summary balance sheet customarily included in AmCOMP's earnings releases has been omitted.

On February  10,  2006,  AmCOMP  completed a public  offering of common stock in which the  Company  sold  6,000,000  primary  shares,  raising  net  proceeds of
approximately   $48.0  million.   On  February  15,  2006,  AmCOMP   contributed
approximately  $43.0  million  of the net  proceeds  from  the  offering  to its insurance company subsidiaries to expand its business in its core markets.  Book value per share including  accumulated  other  comprehensive  loss was $8.74 per share as of September 30, 2006. Book value per share excluding accumulated other comprehensive loss was $8.90 per share as of September 30, 2006.

ABOUT AMCOMP

With roots dating back to 1982,  AmCOMP  Incorporated  is an  insurance  holding company whose wholly owned subsidiaries,  AmCOMP Preferred and AmCOMP Assurance, are  mono-line  workers'  compensation  insurers  with  products  that  focus on value-added services to policyholders. Currently marketing insurance policies in
11 core  states  and  targeting  small to  mid-sized  employers  in a variety of industries, AmCOMP distributes its products through independent agencies.

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CONFERENCE CALL

The Company will host a conference call on Friday, November 10, 2006, at 8:00 AM
ET, featuring remarks by Fred R. Lowe,  Chairman,  President and Chief Executive
Officer; Debra Ruedisili,  Chief Operating Officer and Executive Vice President;
and Kumar  Gursahaney,  Senior Vice President and Chief Financial  Officer.  The
conference  call is available via the  Company's  website and can be accessed by visiting  HTTP://IR.AMCOMP.COM/.  The dial-in number for the conference  call is
913-981-5519. Please call at least five minutes before the scheduled start time.

There  will be an audio  replay of the call,  which will be  available  starting
11:00 AM ET,  November  10th  through  11:59  PM ET  November  13th,  and may be accessed by calling 888-203-1112 and using the pass code 3945738. The conference call webcast will be available on the Company's website for sixty days.

FORWARD-LOOKING STATEMENTS

Statements  made in this press  release,  including  those  about the  Company's financial  condition  and results of  operations  and about its future plans and objectives,  which  are not  based  on  historical  facts,  are  forward-looking statements  within the meaning of Section 27A of the  Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believe,"  "expect,"  "plans,"  "intend,"  "project,"  "estimate," "may,"
"should,"  "will,"  "continue,"  "potential,"  "forecast" and  "anticipate"  and similar expressions  identify  forward-looking  statements.  Any such statements involve known and unknown  risks,  uncertainties  and other  factors,  including those set forth under the heading "RISK  FACTORS" in the Company's  filings with the Securities and Exchange  Commission.  Such factors may cause AmCOMP's actual performance,  condition and  achievements  to be materially  different  than any future  performance,  condition and achievement set forth in this press release.
All subsequent written and oral forward-looking statements attributable to us or individuals  acting on our behalf are expressly  qualified in their  entirety by these  cautionary  statements.  We undertake no obligation to publicly update or revise any forward-looking  statements,  whether as a result of new information, future events or otherwise, except as required by law.

Set forth in the tables below are summary  results of  operations  for the three month  and nine  month  periods  ended  September  30,  2006 and 2005 as well as selected  balance  sheet data as of September  30, 2006 and 2005.  The following information  is  preliminary  and unaudited and is subject to change until final results are publicly distributed.

CONTACT:
AmCOMP Incorporated, North Palm Beach

Kumar Gursahaney
Chief Financial Officer
561-840-7171 ext. 11700

                                       ###

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                                        AmCOMP Incorporated and Subsidiaries
                                   Condensed Consolidated Statements of Operations
                                 (in thousands, except per share amounts and ratios)
                                                     (unaudited)

                                                            Three Months Ended          Nine Months Ended
                                                              September 30,               September 30,
                                                            2006          2005          2006          2005
                                                            ------------------          -----------------
Statement of Operations Data:
Revenue:
Net premiums earned                               $  68,107          $  65,687         $ 202,465          $ 190,776
Net investment income                                 4,508              2,595            12,779              7,637
Net realized investment gain (loss)                     (97)                94              (294)              (324)
Other income                                             54                 81               245                249
                                                  ---------          ---------         ---------          ---------
     Total revenue                                $  72,572          $  68,457         $ 215,195          $ 198,338
Expenses:
Losses and loss adjustment expenses                  41,187             38,703           119,236            108,489
Policy acquisition expenses                          11,069             16,264            34,532             38,562
Underwriting and other expenses                       9,441              8,318            27,177             23,120
Dividends to policyholders                            2,768              2,314             8,011              6,588
Interest expense                                        911                754             2,617              2,155
                                                  ---------          ---------         ---------          ---------
     Total expenses                                  65,376             66,353           191,573            178,914

                                                  ---------          ---------         ---------          ---------
Income before income taxes                            7,196              2,104            23,622             19,424
Income tax expense                                    2,872                525             8,316              7,298
                                                  ---------          ---------         ---------          ---------
     Net income                                   $   4,324          $   1,579         $  15,306          $  12,126
                                                  =========          =========         =========          =========

Operating Data:
Direct premiums written                           $  63,359          $  64,038         $ 213,379          $ 208,396
Gross premiums written                               65,093             65,946           219,124            214,071
Net premiums written                                 63,255             63,036           211,992            207,437
Per Share Data:
Earnings per share
     Basic                                        $    0.28          $    0.29         $    1.09          $    2.26
     Diluted                                           0.28               0.17              1.04               1.27
Weighted average common shares outstanding
     Basic                                           15,562              5,367            14,067              5,367
     Diluted                                         15,579              9,563            14,692              9,563
Selected Insurance Ratios:
Net loss ratio(1)                                      60.5%              58.9%             58.9%              56.9%
Net policy acquisition expense ratio(2)                16.3%              24.8%             17.0%              20.2%
Underwriting and other expense ratio(3)                13.8%              12.7%             13.4%              12.1%
                                                  ---------          ---------         ---------          ---------
Net combined ratio, excluding policyholder
dividends(4)                                           90.6%              96.4%             89.3%              89.2%
Dividend ratio(5)                                       4.1%               3.5%              4.0%               3.5%
                                                  ---------          ---------         ---------          ---------
Net combined ratio, including policyholder
dividends(6)                                           94.7%              99.9%             93.3%              92.7%
                                                  ---------          ---------         ---------          ---------

--------
(1) Losses and loss adjustment  expenses divided by net premiums  earned,  after the effects of reinsurance
(2) Net policy acquisition expenses divided by net premiums earned
(3) Underwriting and other expenses divided by net premiums earned
(4) Sum of ratios computed in footnotes 1, 2 and 3
(5) Dividends to policyholders  divided by net premiums earned
(6) Sum of ratios computed in footnotes 1, 2, 3 and 5

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